Exhibit 99.B(p)(1)

THE VICTORY PORTFOLIOS
THE VICTORY VARIABLE INSURANCE FUNDS
THE VICTORY INSTITUTIONAL FUNDS

CODE OF ETHICS

A.            Legal Requirements.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any officer or Trustee (as well as other affiliated persons) of The Victory Portfolios, The Victory Variable Insurance Funds and The Victory Institutional Funds (collectively, the “Trusts”), in connection with the purchase or sale by such person of a security “held or to be acquired” by any investment portfolio of the Trusts (collectively, the “Funds”).

(1)           To employ any device, scheme or artifice to defraud a Trust or Fund;

(2)           To make any untrue statement of a material fact to a Trust or Fund or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Trust or Fund, not misleading;

(3)           To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Trust or Fund; or

(4)           To engage in any manipulative practice with respect to a Trust or Fund.

B.            Certain Definitions.

(1)           “Access Person” means:

(a)                                  Any director, trustee, officer, general partner or Advisory Person of a Fund or of a Fund’s investment adviser;

(b)                                 Any director, officer or general partner of a principal underwriter (the “Distributor”) who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities; or

(c)                                  any other person designated by the Compliance Officer to be an Access Person.

(2)           “Advisory Person” means:

(a)                                  Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

(b)                                 Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(3)           “Beneficial Ownership” means

(a)                                  the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

(b)                                 the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person’s immediate family,(1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person’s benefit.  The definition of “Beneficial Ownership” will be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

(4)           “Compliance Officer” means the Compliance Officer of Victory Capital Management.

(5)           “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, including all related securities, except that it does not include:

(a)                                  direct obligations of the government of the United States;

(b)                                 bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(1)           A person’s “immediate family” includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

(c)                                  shares issued by open-end investment companies.

(6)           “Covered Service Provider” means any investment adviser, sub-adviser, administrator, or principal underwriter of the Funds.

(7)           “Ethics Committee” means the Ethics Committee established by Victory Capital Management.

(8)           “Managed Account” means an account maintained with a broker-dealer or other financial intermediary in which securities are bought and sold on the Access Person’s behalf without the prior approval of the Access Person.

(9)           “Victory Capital Management” means Victory Capital Management Inc.

(10)         “Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

(11)         “Security held or to be acquired by a Fund” means:

(a)                                  Any Covered Security that, within the most recent 15 days:

(i)                                     is or has been held by a Victory Account; or

(ii)                                  is being or has been considered by a Victory Account or Victory Capital Management for purchase by the Victory Account,(2) and

(b)                                 Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

(12)         “Victory Account” means any account managed by Victory Capital Management, including the Funds.

C.            Trust Policies.

(1)           No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

(2)           In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of Access Persons:

(a)                                  It is the duty of all Access Persons to place the interest of Fund shareholders first;

(2)           A security is “being considered for purchase or sale” when a recommendation to purchase such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(b)                                 All Access Persons shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

(c)                                No Access Person of a Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

D.            Reports by Access Persons.

(1)           Initial Certification.  Each Access Person shall submit an initial report in the form attached hereto as Exhibit A (“Initial Certification of Access Persons”) to the Trust’s Compliance Officer no later than 10 days after becoming an Access Person.

(2)           Quarterly Transaction Reports.  Each Access Person shall submit to the Fund’s Compliance Officer a Securities Transaction Report (Exhibit B) showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires Beneficial Ownership.  Such reports shall be filed no later than 10 days after the end of each calendar quarter.

(3)           Annual Holdings Report.  Each Access Person shall submit to the Compliance Officer annually (as of each December 31) an Annual Asset Certification of Access Persons (Exhibit C), listing all holdings of Covered Securities in which he or she has a direct or indirect Beneficial Ownership interest.  Access Persons must submit the Annual Report and certification no later than January 30 of each year.

(4)           Exceptions from Reporting Requirements.

(a)                                  Trustee Exceptions.

(i)                                     A Trustee need not make either an initial holdings report under paragraph (1) of this Section D or an annual holdings report under paragraph (3) of this Section D, so long as the Trustee has not been employed by a Covered Service Provider within the Trust’s last two recently completed fiscal years.

(ii)                                  Although all Access Persons (except as otherwise provided in this Code of Ethics) must submit a quarterly transaction report under paragraph (2) of this Section D, a Trustee need not report any transaction in a Covered Security unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after such a transaction, a Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(b)                                 An Access Person need not make a report under this Section D with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control.

(c)                                  An assistant officer of a Fund who is not an employee of a Covered Service Provider or its affiliates shall not be considered an Access Person for purposes of this Section D.

(d)                                 An Access Person need not make a quarterly transaction report under paragraph (2) of this Section D if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (2) of this Section D, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

(e)                                  An Access Person need not make a report under Section D with respect to Covered Securities owned or transacted effected through a Managed Account.  To qualify for this exception, the Access Person must indicate on the quarterly reporting form (Exhibit B) that he or she maintains a Managed Account.  The Access Person must inform the Compliance Officer on a timely basis of any changes to the status of the Managed Account.

E.             Procedures.

(1)           The Compliance Officer shall notify each Access Person required to submit reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

(2)           The Compliance Officer shall report to the Board of Trustees of the Trust (the “Board”):

(a)                                  at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by a Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Compliance Officer, a Trust, a Fund or the investment adviser for the Trust or a Fund, was considering the purchase or sale of such security;

(b)                                 any transaction not required to be reported to the Board by operation of subparagraph (a) that the Compliance Officer believes may nonetheless constitute a violation of this Code of Ethics; and

(c)                                  any apparent violation of any reporting requirement hereunder.

(3)           The Board shall consider reports made to it hereunder and shall determine whether any of the provisions of this Code of Ethics have been violated, and what sanctions, if any, should be imposed.

(4)           An Access Person who is an “interested person” (as defined in the 1940 Act) or an employee of a Covered Service Provider shall be subject to the Covered Service Provider’s Code of Ethics, and not this Code of Ethics, provided that:

(a)                                  The Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trusts, approves the Covered Service Provider’s Code of Ethics; and

(b)                                 The Covered Service Provider, no less frequently than once a year, presents a report to the Board that:

(i)                                     summarizes its existing procedures concerning personal investing and any changes in the procedures made since the last report;

(ii)                                  identifies any violations requiring significant remedial action since the last report and describes the sanctions imposed;

(iii)                               identifies any recommended changes in its existing restrictions or procedures based upon its experience, evolving industry practices or developments in applicable laws or regulations; and

(d)                                 certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

(5)           The Board shall review the operation of this Code of Ethics at least once a year.  To that end, an appropriate officer of each Trust shall, no less frequently than once a year, present a report to the Board that:

(a)                                  summarizes existing procedures of the Trust and its Covered Service Providers concerning personal investing and any changes in the procedures made since the last report;

(b)                                 identifies any violations requiring significant remedial action since the last report and describes the sanctions imposed;

(c)                                  identifies any recommended changes in existing restrictions or procedures of the Trust or its Covered Service Providers based upon the experience of the Trust or its investment advisers, evolving industry practices or developments in applicable laws or regulations; and

(d)                                 certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

(6)           This Code of Ethics, a copy of each Securities Transaction Report by an Access Person, any written report submitted hereunder required by the Ethics Committee, any written reports from Covered Service Providers submitted hereunder, and lists of all persons required to make reports shall be preserved with the Trust records for the period required by Rule 17j-1(f) under the 1940 Act.

Adopted:	February 23, 1999

Revised:	August 10, 2000
February 6, 2001
August 8, 2001 (Changed Key Asset Management to Victory Capital Management)
May 18, 2004 (The Victory Institutional Funds added)
November 30, 2006
February 8, 2007

EXHIBIT A

THE VICTORY PORTFOLIOS

THE VICTORY VARIABLE INSURANCE FUNDS
THE VICTORY INSTITUTIONAL FUNDS

INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

AS OF

Instructions

1.             You must file this report within 10 days after you become an Access Person.  The information must be current as of a date no more than 45 days before becoming an Access Person.

2.             You must list each Covered Security in which you may be deemed to have Beneficial Ownership, that you hold at the end of the date indicated above.  Use additional sheets if necessary.

3.             You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

4.             If you are a Trustee who has not been employed by a Covered Service Provider within the Trust’s last two recently completed fiscal years, then you need not submit this report.

Name of Security(3)	Name of Broker, Dealer or Bank	No. of Shares or Principal Amount	Registration on Account	Nature of Interest

Certifications:  I hereby certify that:

1.             The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.

2.             I have read the Code of Ethics and certify that I am in compliance with them.

3.             This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]:  Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:	Signature:
Name:

(3) Including interest rate and maturity, if applicable.

EXHIBIT B

THE VICTORY PORTFOLIOS

THE VICTORY VARIABLE INSURANCE FUNDS

THE VICTORY INSTITUTIONAL FUNDS

SECURITY TRANSACTION REPORT

For The Calendar Quarter Ended

Instructions

1.             List all transactions in Covered Securities in any account in which you may be deemed to have a Beneficial Ownership.  Use additional sheets if necessary.

2.             If you effected no transactions in Covered Securities during the quarter, write “None” under the heading “Name of Security.”

3.             If transactions in Covered Securities are effected on your behalf during the quarter solely through a Managed Account, write “Managed Account” under the heading “Name of Security.”

4.             If you are a Trustee, then you need only report transactions in Covered Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as a Trustee, you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Funds.

5.             If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.

6.             For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

7.             Use additional sheets if necessary.

Name of Security(4)	Date of Transaction	Purchase/ Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date Established

Certifications:  I hereby certify that:

1.             The information provided above is correct.

2.             This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]:  Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:	Signature:
Name:

(4) Including interest rate and maturity, if applicable.

EXHIBIT C

THE VICTORY PORTFOLIOS

THE VICTORY VARIABLE INSURANCE FUNDS

THE VICTORY INSTITUTIONAL FUNDS

ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

For the Year Ended

Instructions

1.             You must list each Covered Security in which you may be deemed to have direct or indirect Beneficial Ownership, that you hold at the end of the year indicated above.  Use additional sheets if necessary.

2.             Write “none” if you did not hold any Covered Securities at year end.

3.             You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

4.             You must submit this form no later than January 30,           .

5.             If you are a Trustee who has not been employed by a Covered Service Provider within the Trust’s last two recently completed fiscal years, then you need not submit this report.

Name of Security(4)	No. of Shares or Principal Amount	Registration on Security or Account	Nature of Interest	Broker, Dealer or Bank

Certifications:  I hereby certify that:

1.             The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.

2.             I have read the Code of Ethics and certify that I am in compliance with them.

3.             This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]:  Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:	Signature:
Name:

(5) Including interest rate and maturity, if applicable.